Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Oatly Group AB (publ)

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Ordinary shares, par value SEK 0.00018 per share (2)	Rule 457(c)	2,757,430 (3)	$9.50 (4)	$26,195,585	0.00015310	$4,010.54 (5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

Total Offering Amounts				—	—	N/A		$4,010.54

Total Fees Previously Paid					—			N/A

Net Fee Due					—			$4,010.54

(1)

This registration statement relates to the resale or other distribution by the selling security holders named in the registration statement of up to 2,757,430 American Depositary Shares (“ADSs”) which each represent twenty ordinary shares, par value SEK 0.00018 per share of the Registrant.

(2)

These ordinary shares are represented by ADSs, which each represent twenty ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under the Registration Statement on Form F-6 (Registration No. 333-278165), which was filed with the Securities and Exchange Commission and became effective on March 22, 2024, as subsequently amended by that Post-Effective Amendment No. 1 to Registration Statement on Form F-6, which was filed with the Securities and Exchange Commission and became effective on February 12, 2025.

(3)

Consists of 2,757,430 ADSs registered for resale by the selling security holders pursuant to the registration statement, which are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 issued by the Registrant to such selling security holders.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock reported on Nasdaq on March 19, 2025, which date is a date within five business days prior to the filing of this registration statement.

(5)	Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 2,757,430 ADSs registered pursuant to this registration statement that have not previously been registered.